Exhibit 24.1

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William W. McGuire, M.D., Stephen J. Hemsley, and David J. Lubben, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 and one or more amendments (including post-effective amendments) to any Registration Statement on Form S-8 for UnitedHealth Group Incorporated relating to the UnitedHealth Group Incorporated 2002 Stock Incentive Plan, the United HealthCare Corporation 1991 Stock and Incentive Plan, the United HealthCare Corporation 1998 Broad-Based Stock Incentive Plan, and the UnitedHealth Group Incorporated Nonemployee Director Stock Option Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: May 15, 2002

/s/ William W. McGuire, M.D.	/s/ Douglas W. Leatherdale

William W. McGuire, M.D.	Douglas W. Leatherdale

/s/ Patrick J. Erlandson	/s/ Walter F. Mondale

Patrick J. Erlandson	Walter F. Mondale

/s/ William C. Ballard, Jr.	/s/ Mary O. Mundinger

William C. Ballard, Jr.	Mary O. Mundinger

/s/ Richard T. Burke

Richard T. Burke	Robert L. Ryan

/s/ Stephen J. Hemsley	/s/ Donna E. Shalala

Stephen J. Hemsley	Donna E. Shalala

/s/ James A. Johnson	/s/ William G. Spears

James A. Johnson	William G. Spears

/s/ Thomas H. Kean	/s/ Gail R. Wilensky

Thomas H. Kean	Gail R. Wilensky